EXHIBIT (G)(IV) UNDER FORM N-1A
                                              EXHIBIT 10 UNDER ITEM 601/REG. S-K


                                    EXHIBIT 1

          TO CUSTODIAN CONTRACT BETWEEN FEDERATED INVESTMENT COMPANIES,
       STATE STREET BANK AND TRUST COMPANY, AND FEDERATED SERVICES COMPANY
                              Dated December 1, 1993
                        (Exhibit 1 revised as of 6/22/07)

CONTRACT
DATE       INVESTMENT COMPANY
7/31/06     FEDERATED MDT SERIES
7/31/06        Federated MDT All Cap Core Fund
7/31/06             Class A Shares
7/31/06             Class C Shares
9/1/06              Class K Shares
7/31/06             Institutional Shares
7/31/06        Federated MDT Balanced Fund
7/31/06             Class A Shares
7/31/06             Class C Shares
9/1/06              Class K Shares
7/31/06             Institutional Shares
7/31/06        Federated MDT Large Cap Growth Fund
7/31/06             Class A Shares
3/1/07              Class B Shares
7/31/06             Class C Shares
7/31/06             Institutional Shares
7/31/06        Federated MDT Mid Cap Growth Fund
7/31/06             Class A Shares
7/31/06             Class C Shares
7/31/06             Institutional Shares
7/31/06        Federated MDT Small Cap Core Fund
7/31/06             Class A Shares
7/31/06             Class C Shares
7/31/06             Institutional Shares
7/31/06        Federated MDT Small Cap Growth Fund
7/31/06             Class A Shares
7/31/06             Class C Shares
7/31/06             Institutional Shares
7/31/06        Federated MDT Small Cap Value Fund
7/31/06             Class A Shares
7/31/06             Class C Shares
7/31/06             Institutional Shares
7/31/06        Federated MDT Tax Aware/All Cap Core Fund
7/31/06             Class A Shares
7/31/06             Class C Shares
7/31/06             Institutional Shares




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